Exhibit 5



                                                                  April 25, 1997


Human Genome Sciences, Inc.
9410 Key West Avenue
Rockville, Maryland  20850-3338

                           RE:      REGISTRATION STATEMENT ON FORM S-8
                                    ----------------------------------

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Human Genome Sciences, Inc. 1994 Stock Option Plan, as amended (the "Plan") of an aggregate of 2,500,000 shares of your Common Stock, $.01 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination and our participation in the preparation of the Registration Statement, is it our opinion that the Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We  consent  to  the  reference   made  to  our  firm  in  the
Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Bachner, Tally, Polevoy &
                                                      Misher LLP

                                                      BACHNER, TALLY, POLEVOY
                                                      & MISHER LLP




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